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                                                                     EXHIBIT 2.3
                                AMENDMENT NO. 4

                                      To

                       ASSET PURCHASE AND SALE AGREEMENT

     This Amendment No. 4 to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into as of July 1, 1999, by and among Fisher Companies Inc., a Washington corporation ("FCI"), Fisher Broadcasting Inc., a Washington corporation ("FBI"), Fisher Broadcasting - Fresno, L.L.C., a Delaware limited liability company ("Fisher - Fresno"), and Fisher Broadcasting - Georgia, L.L.C., a Delaware limited liability company ("Fisher - Georgia") (collectively, the "Purchaser"), and Retlaw Enterprises, Inc., a California corporation ("REI"), Retlaw Broadcasting, L.L.C., Retlaw Broadcasting of Boise, L.L.C., Retlaw Broadcasting of Fresno, L.L.C., Retlaw Broadcasting of Idaho Falls, L.L.C., Retlaw Broadcasting of Yakima, L.L.C., Retlaw Broadcasting of Eugene, L.L.C., Retlaw Broadcasting of Columbus, L.L.C. and Retlaw Broadcasting of Augusta, L.L.C., each a Delaware limited liability company (collective with REI, the "Sellers").

                                   RECITALS

     WHEREAS, the Purchaser and the Sellers are parties to that certain Asset Purchase and Sale Agreement dated as of November 18, 1998, as amended by Amendment No. 1 dated November 30, 1998, Amendment No. 2 dated December 7, 1998 and Amendment No. 3 dated June 30, 1999 (collectively, the "Purchase Agreement"); and

     WHEREAS, the Purchase Agreement provides that Sellers retain all liability for providing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") as Excluded Liabilities; and

     WHEREAS, as an accommodation to Sellers, Purchaser and Sellers desire to further amend the Purchase Agreement to provide for COBRA coverage to be provided by Purchaser, at the expense of Sellers, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1.  Assumption of COBRA Obligation.  Notwithstanding the Purchase
                 ------------------------------
Agreement, Purchaser hereby agrees with Sellers as follows:

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          a.        Purchaser shall assume, as of the Closing Date, Sellers'
obligations to provide COBRA continuation coverage for Covered Expenses incurred on or after Closing to all Covered Persons.

          b. Purchaser shall be obligated to administer all claims submitted by Covered Persons arising from such COBRA continuation coverage obligation in accordance with COBRA.

          c. Purchaser acknowledges that, subject to the terms of this Amendment and except as provided below, such COBRA coverage shall be deemed to be an Assumed Liability under the Purchase Agreement.

          d. Purchaser further acknowledges, subject to the terms of this Amendment No. 4, that the following contracts shall be deemed to be Assumed Contracts under the Purchase Agreement:

               (1)  Retlaw Enterprises, Inc. Group Medical Plan

               (2) Sierra Health and Life Insurance Company, Inc. Stop Loss Policy No. 72360

               (3) Contract Administration Agreement between Retlaw Enterprises and Harden & Company Insurance Services, Inc. dated January 1, 1999

          e.        Sellers agree to assign the Assumed Contracts set forth in
Section 2(d) above to Purchaser on Closing.

          f. The following terms shall have the following meanings for the purposes of this Amendment No. 4:

     "Covered Persons" means each current and former employee of Sellers, and his or her covered dependents, to the extent that, as of any qualifying event, such person is defined as a qualified beneficiary under COBRA, other than the persons whose employment will continue with the non-broadcast business of REI.

     "Covered Expenses" means the actual paid claims of Covered Persons under COBRA continuation coverage assumed by Purchaser pursuant to this Amendment No. 4 for each calendar year (or portion thereof) during which such persons are Covered Persons less the aggregate premiums paid or payable by such Covered Persons for such year (or portion thereof).

     Section 2.  Reimbursement by Sellers.  In consideration for Purchaser's
                 ------------------------
covenants contained herein, and subject to the terms of this Amendment, Sellers hereby agree with Purchaser as follows:

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          a.        REI shall pay Purchaser $500,000.00 on the Closing Date,
such payment to be made by reducing the Purchase Price to be paid by Purchaser pursuant to Section 3.3(c) of the Purchase Agreement.

          b. To the extent, and at such time, that the amount set forth in paragraph (a) immediately above is insufficient to reimburse Purchaser for its actual paid claims under COBRA continuation coverage assumed by Purchaser pursuant to this Amendment, net of premiums collected with respect thereto (the "Excess"), REI agrees, from time to time, to reimburse Purchaser for such Excess within ten (10) days after written request for reimbursement by Purchaser setting forth the amount of such Excess and a reasonable description thereof. REI agrees that, in the event that it ceases to exist, by reason of liquidation or merger, it shall cause its successor to succeed to its obligation under this paragraph (b). The Excess, if any, shall be calculated on the basis of claims actually paid, provided, if the aggregate stop loss limitation has been exceeded, the Excess shall be calculated pro rata based on the ratio of claims of Covered Persons to all claims

          c. Sellers hereby represent and warrant that there will be no Excess, with the intention that breach of such representation and warranty will entitle Purchaser to indemnification in accordance with the provisions of
Article IX of the Purchase Agreement. Sellers further agree that the threshold set forth in Section 9.6 of the Agreement shall not apply solely with respect to claims for breach of the representation and warranty contained in this paragraph
(c).

  Section 3.   Miscellaneous.
               -------------

          a. This Amendment is hereby incorporated into the Purchase Agreement by reference and supersedes any provisions of the Purchase Agreement that are contrary to this Amendment.

          b. Except as modified by this and other amendments, the Purchase Agreement remains in full force and effect.

          c. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          d. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings respectively ascribed to them in the Purchase Agreement.

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          e.        This Amendment No. 4 shall survive until the expiration of time for filing and the payment of all Covered Expenses and any Excess.

                    PURCHASER
                    ---------

                    FISHER COMPANIES INC., a Washington corporation

                    By:  /s/ William W. Krippaehne, Jr.
                       ---------------------------------------------------------
                       William W. Krippaehne, Jr., President and CEO


                    FISHER BROADCASTING INC., a Washington corporation

                    By:  /s/ Patrick M. Scott
                       ---------------------------------------------------------
                       Patrick M. Scott, President and CEO


                    FISHER BROADCASTING - FRESNO, L.L.C., a Delaware limited liability company

                    By:  /s/ William W. Krippaehne, Jr.
                       ---------------------------------------------------------
                       William W. Krippaehne, Jr., Manager

                    By:  /s/ Patrick M. Scott
                       ---------------------------------------------------------
                       Patrick M. Scott, Manager


                    FISHER BROADCASTING - GEORGIA, L.L.C., a Delaware limited liability company

                    By:  /s/ William W. Krippaehne, Jr.
                       ---------------------------------------------------------
                       William W. Krippaehne, Jr., Manager

                    By:  /s/ Patrick M. Scott
                       --------------------------------------------------------
                       Patrick M. Scott, Manager

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                    SELLERS
                    -------

                    RETLAW ENTERPRISES, INC., a California corporation

                    By:  /s/ Benjamin W. Tucker
                       ---------------------------------------------------------
                        Benjamin W. Tucker, Vice President, Broadcasting


                    RETLAW BROADCASTING, L.L.C., a Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       ---------------------------------------------------------
                       Benjamin W. Tucker, Vice President, Broadcasting


                    RETLAW BROADCASTING OF BOISE, L.L.C., a Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       ---------------------------------------------------------
                       Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF FRESNO, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       ---------------------------------------------------------
                       Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       ---------------------------------------------------------
                        Benjamin W. Tucker, President

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                    RETLAW BROADCASTING OF YAKIMA, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       --------------------------------------------------------
                       Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF EUGENE, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       --------------------------------------------------------
                       Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF COLUMBUS, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                      --------------------------------------------------------
                      Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF AUGUSTA, L.L.C., a
                    Delaware limited liability company

                    By:  /s/ Benjamin W. Tucker
                       -------------------------------------------------------
                       Benjamin W. Tucker, President

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